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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement of Imation Corp. on Form S-8 relating to the Imation Corp. 2000 Stock Incentive Plan of our report dated January 25, 2001, relating to the consolidated financial statements which appears in the Annual Report on Form 10-K of Imation Corp. for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota July 27, 2001

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EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS